UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2017

Yum China Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Corporate Drive Plano, Texas 75024 United States of America	16/F Two Grand Gateway 3 Hongqiao Road Shanghai 200030 People’s Republic of China

(Address, including zip code, of principal executive offices)

(469) 980-2898

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2017, the Board of Directors (the “Board”) of Yum China Holdings, Inc. (the “Company”) appointed Jacky Lo, who currently serves as the Company’s Interim Chief Financial Officer, to the position of Chief Financial Officer, effective September 1, 2017.

Mr. Lo, age 40, has been serving as Interim Chief Financial Officer and Treasurer of the Company since June 2017 and as Vice President, Controller and Principal Accounting Officer of the Company since March 2017, and he will continue to serve as Treasurer, Controller and Principal Accounting Officer while serving as the Company’s Chief Financial Officer. Mr. Lo joined Yum! Restaurants China, a division of Yum! Brands, Inc. (“YUM”), in August 2016 as Vice President, Finance. Prior to joining YUM, Mr. Lo worked for Ernst & Young for 15 years, including most recently as Partner and the Deputy Director in the Asia Pacific Capital Markets Center of Ernst & Young’s Professional Practice Group, specializing in U.S. generally accepted accounting principles, SEC reporting and Sarbanes Oxley compliance requirements. Mr. Lo is a certified public accountant in Texas and a member of both the American Institute of Certified Public Accountants and the Hong Kong Institute of Certified Public Accountants.

In connection with the appointment, the Compensation Committee of the Board approved an increase in Mr. Lo’s annual base salary from HK$ 2,571,600 to HK$ 4,524,000, and an increase in his annual performance-based bonus target from 50% to 70% of his annual base salary. Pursuant to the Company’s long-term incentive program, in 2018, Mr. Lo will also be eligible to receive stock appreciation rights (“SARs”) with a grant date face value of US$ 2,000,000. The SARs will have a ten-year term and vest in equal annual installments on each of the first four anniversaries of the date of grant, subject to Mr. Lo’s continued employment through the applicable vesting date.

From the effective date of the appointment, Mr. Lo will be responsible for his China individual income tax and tax of other countries if applicable. The additional cash payment of HK$ 78,000 per month to Mr. Lo while acting as the Company’s interim Chief Financial Officer will cease from the effective date of the appointment.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the appointment described in Item 5.02 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Letter of Understanding, dated as of August 28, 2017, by and between Yum China Holdings, Inc. and Jacky Lo.

99.1	Press Release of Yum China Holdings, Inc. issued on August 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM CHINA HOLDINGS, INC.

By:	/s/ Shella Ng
Name:	Shella Ng
Title:	Chief Legal Officer and Corporate Secretary

Date: August 28, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Letter of Understanding, dated as of August 28, 2017, by and between Yum China Holdings, Inc. and Jacky Lo.

99.1	Press Release of Yum China Holdings, Inc. issued on August 28, 2017.

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